EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-209460, 333-172264, and 333-131877) on Form S-3 and Registration Statements (No. 333-198325 and 333-118319) on Form S-8 of Eagle Financial Services, Inc. of our report dated March 29, 2016, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of Eagle Financial Services, Inc. for the year ended December 31, 2015.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 29, 2016